                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 August 16, 2001
                Date of Report (Date of earliest event reported)

                              GULFWEST ENERGY INC.
             (Exact name of registrant as specified in its charter)

                                     Texas
                 (State or other jurisdiction of incorporation)

                 1-12108                                87-0444770

        (Commission File Number)                      (IRS Employer
                                                    Identification Number)

         397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919

ITEM 2.  ACQUISITION OF ASSETS

On August 16, 2001,  GulfWest Energy Inc.  ("GulfWest" or the "Company")  closed the purchase of five oil and natural gas  properties  located in  Louisiana  and
Texas from Grand Goldking L.L.C.,  an affiliate of Goldking Energy  Corporation,
("Goldking").  The  acquisition  will increase the Company's  proved reserves by approximately  20% and provide  the Company  with  significant  new  development opportunities. The effective date of the acquisition is July 1, 2001.

The acquired properties are currently producing approximately 600 barrels of oil and 1,200 Mcf of natural gas per day,  with total  proved  reserves  (net to the acquired  interests)  estimated  at 1.1  million  barrels of oil and 5.5 billion cubic feet of natural gas. In addition to providing the Company with new oil and natural gas development projects,  the acquisition also provides the Company its first exposure to the larger reserve potential of South Louisiana. The Lacassine and Grand Lake fields both located in Cameron  Parish,  Louisiana  and the Alwan field  located in Wharton  County,  Texas,  provide the Company with natural gas drilling opportunities with possible reserves estimated at 10 billion cubic feet equivalent of natural gas.

Management  of the Company  negotiated  the  purchase  price based upon  current production and a reserve report provided by an independent engineering firm. The acquisition  purchase  price was $14.5 million in a  combination  of $10 million cash and 9,000 shares of the Company's Cumulative Convertible Series E Preferred
Stock valued at $4.5 million.  The Series E Preferred  Stock, par value $.01 and liquidation value $500 per share, has dividends payable quarterly,  as declared, at a rate of 2.5% per annum,  may be redeemed at the option of the Company  and, if not redeemed  after two years,  is  convertible to common stock at a price of
$2.00 per share of common stock.

Financing for the acquisition was provided  through an expanded  credit facility with Aquila Energy Capital  Corporation.  The expanded  credit  facility will also provide the Company an  additional  $6.6 million of  development  capital that will be used on the newly acquired properties, as well as to continue development of existing Company properties.

Setex Oil & Gas Company,  a subsidiary of GulfWest Energy Inc., will operate the  properties.  This  acquisition  is part of the  Company's  business plan to further  increase  its oil and gas reserves and  production  through  negotiated acquisitions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired

          It is impracticable to provide the required financial  statements at this time.  Such  statements will be filed under cover of Form 8 no later than October 30, 2001.

          (b) Pro forma Financial Information

          Pro forma information will also be filed under cover of Form 8 no later than October 30, 2001.

          (c) Exhibits

              2.1  Purchase  and Sale  Agreement by and between  Grand
                   Goldking,  L.L.C.,  Seller,  and GulfWest  Energy Inc.,
                   GulfWest Oil & Gas Company and GulfWest Oil & Gas
                   Company (Louisiana) LLC,  collectively Buyer, dated August
                   16, 2001 and effective July 1, 2001, filed herewith.

              4.1  Statement of Resolution  Establishing  and  Designating a
                   Series of Shares of GulfWest  Energy Inc. - Series E
                   Preferred Stock, as filed with the Secretary of State of
                   Texas on August 14, 2001, filed herewith.